                                                                   Exhibit 10.24

[AMSOUTH LOGO]

NOTE FOR BUSINESS AND COMMERCIAL LOANS

                                                             Tuscaloosa, Alabama
                                                             -------------------
$1,000,000.00                                                April 4, 1996
- -------------                                                -------------

FOR VALUE RECEIVED, the undersigned (hereinafter called, whether one or more, the "Borrower"), jointly and severally (if more than one), promises to pay to the order of AmSouth Bank of Alabama, its successors and assigns (hereinafter sometimes, together with any other holder of this note, called "Holder") at any office of Holder or at such other place as Holder may from time to time designate the sum of One Million and No/100

Dollars, plus interest from the date hereof until maturity (the "Loan") at the rate of [check (1), (2) or (3)]

[X] (1) 8.00% per annum.                       [ ] (3)
                                                      --------------------------

                                                      --------------------------
[ ] (2)     % per annum in excess of the Prime
Rate of AmSouth Bank of Alabama in effect from        --------------------------
time to time as designated by AmSouth Bank of
Alabama  (the "Prime Rate")                           --------------------------

[ ] (3)

Interest will be computed on the basis of the actual number of days elapsed over [X] an assumed 360-day year [ ] a 365- (or 366, if leap year) day year.

If none of the foregoing provisions for a rate of interest is checked, the rate of interest payable on the Loan shall be the Prime Rate or such lesser rate as shall be the maximum permitted by law nothwithstanding anything to the contrary contained in this Note, the amount paid or agreed to be paid as interest on the principal amount of the Loan shall never exceed the highest lawful rate allowed under applicable law. If at any time, interest is due to be paid in an amount that exceeds such highest lawful rate, then the obligation to pay interest hereunder shall be reduced to such highest lawful rate, if at any time, interest is paid in an amount that is greater than such highest lawful rate, then the amount that exceeds such highest lawful rate shall be deemed to have been a prepayment of principal of the Loan and applied to principal in the manner hereinafter provided, or if such excessive amount of interest exceeds the unpaid principal balance, such excess shall be refunded to the Borrower.

   The Borrower hereby agrees to repay principal and interest as follows [check
(a), (b), or (c)]

[ ] [a] The Borrower will pay the principal amount of the Loan (check one):
[ ] on demand, [ ] days after date, or
[ ]
    ---------------------------------

    ---------------------------------
and the interest on the Loan (check one).
[ ] at maturity. [ ] in monthly installment.
[ ] in quarterly installments, or
[ ]
    ---------------------------------

    ---------------------------------

[X] (b) The Borrower will pay the principal of and interest on the Loan in 49 consecutive principal installments of $20,000.00 each, plus interest and a final installment equal to all of the principal of and interest on the Loan then remaining unpaid.

[ ] (c) The Borrower will pay the principal of and interest on the Loan in
        ________ consecutive installments of principal and interest in the amount of $________ each and a final installment equal to all of the principal of and interest on the Loan then remaining unpaid.

If interest, or principal and interest, are payable in installments, the first installment will be due and payable on June 1, 1996, and the be remaining installments will be due and payable on the same day of every (check one)
[X] month

[ ] quarter (___________ and __________________) thereafter until both the principal of and interest on the Loan have been paid in full (except as different payment terms are stated in (a) above).

For purposes of sending periodic billing statements in advance of each interest payment date at the Holder's option, the Prime Rate in effect 15 days prior to each interest payment date shall be deemed to be the Prime Rate that continues in effect until the date prior to such interest payment date for purposes of computing the amount of interest payable on such interest payment date, the Prime Rate changes during such 15-day period, the difference between the amount of interest that in fact accrues during such period and the amount of interest actually paid will be added or subtracted from as the case may be, the interest otherwise payable in preparing the periodic billing statement for the next suceeding interest payment date. In determining the amount of interest payable at the final maturity or upon full prepayment of this Note, all changes in the Prime Rate occurring on or prior to the date before the final maturity date or the date of such full prepayment will be taken into account.

If none of the foregoing provisions for the repayment of principal and/or interest is checked, then principal, if not checked, and interest, if not checked, due hereunder shall be payable on demand to the Holder:

[_] Unless this block is checked the Borrower agrees to pay the Holder, on demand, a late charge computed as follows to cover the extra expense involved in handing late payments.

     If interest or principal and interest are payable in installments, the late charge will be equal to 5% of any payment that is not paid within 12 days after it is due.

     If principal and interest are payable at maturity, the late charge will be equal to 5% of the interest portion of the payment that is not paid within 12 days after it is due.

This late charge will never be less than $10 nor more than $250 on each payment. The provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right Holder may have including, without limitation, the right to declare the entire unpaid principal and interest immediatelyu due and payable.

All payments coming due on this note shall be made in cash or immediately available funds at the Holder's office at which the payment is made. At its option, the Holder may elect to give the Borrower credit for any payment made by check or other instrument in accordance with the Holder's availability schedule in effect from time to time for such items and instruments, which the Holder will make available to the Borrower on request. Each payment on the Loan will first reduce charges owed by the Borrower that are neither principal nor interest. The remainder of each such payment to be applied first to accrued but unpaid interest and then to unpaid principal. Any partial prepayments of principal will be applied to installments due in the inverse order of their maturity and no such partial prepayment of principal will have the effect of postponing, satisfying, reducing, or otherwise affecting any scheduled installment before the Loan is paid in full.

     If the Loan is payable on demand, this paragraph is inoperative and not applicable; otherwise this paragraph is operative and shall apply to the Loan in accordance with its terms. In the event of default in the payment of any one or more installments of principal or interest that may become due hereunder, when and as the same fall due, or default in the payment of all principal and interest due hereunder at maturity, or the failure of any marker, endorser, surety or guarantor hereof (herein after called the "Obligors") to pay when due or perform any of the Obligations (meaning thereby this note and any and all renewals and extensions thereof and all other liabilities and indebtedness of the Borrower to Holder, now existing or hereafter incurred or arising, direct or indirect, and however incurred) or any part thereof or the failure of any Obligor to pay when due any other liability to Holder, in the event a default occurs under the terms of any loan agreement or other instrument (other than this note) or other document evidencing, securing, guaranteeing, or executed in connection with all or any part of the Obligations (herein, together with this note, called the "Loan Documents"), or in the event Holder shall in good faith deem itself insecure for any reason, or on the happening of any one or more of said events. Holder shall have the right at its election and without notice to any Obligor to declare the Obligations immediately due and payable with interest to date. No delay in making such election shall be construed to waive the right to make such election. Holder may note the fact of acceleration hereon without stating the ground therefor, and where or not noted hereon such election to accelerate shall be effective.

     In the event of death of, insolvency of, general assignment by, judgment against, filing of a petition in bankruptcy by or against filing a petition for the reorganization of, filing of application in any court for receiver for, or issuance of a writ of garnishment or attachment in a suit or action against any Obligor or against any of the assets of any Obligor, or on the happening of any one or more of said events, the Obligations shall immediately become due and payable with interest to date unless Holder shall on notice of such event elect to waive such acceleration by written notation hereon. Upon any such acceleration, whether automatic or at the election of Holder, both principal and accrued interest shall bear interest from the accelerated date of maturity at a rate of interest equal to 2% in excess of the rate of interest this note would bear if it were not in default, unless such rate would be usurious, in which case the note will continue to bear interest at the rate hereinabove provided.

     Each of the Obligors hereby severally (a) waives as to the Loan or any renewal or extension thereof all rights of exemption under the Constitution or laws of Alabama or any other state as to personal property; (b) waives demand, presentment, protest, notice of protest, notice of dishonor, suit against any party and all other requirements necessary to hold any Obligor liable; (c) agrees that time of payment may be extended or renewal notes taken or other indulgence granted without notice of or consent to such action and without release of liability as to any Obligor; (d) as to all or any part of the Obligations, consents to Holder's releasing, agreeing not to sue, suspending the right to enforce this instrument against or otherwise discharging or compromising any Obligation of any Obligor or other person against whom any Obligor has or may have a right to recourse, all without notice to or further reservations of rights against any Obligor, and all without in any way affecting or releasing the liability of any Obligor; (e) consents to Holder's releasing, exchanging or otherwise dealing in any manner with all or any portion of any collateral, lien, or right of set-off that may now or hereafter secure this note, all without notice to, or further reservations of rights against, any Obligor, and all without in any way affecting or releasing the liability of any Obligor, even though such release, exchange or other dealing may in any manner and to any extent impair any such collateral, lien or right of set-off; (f) agrees to pay all costs of collecting or securing or attempting to collect or secure this note or defending any unsuccessful claim asserted against the Holder in connection with this note including reasonable attorneys' fees; provided, however, that if this note is subject to [S]5.19.10 of the Code of Alabama 1975, attorneys' fees shall be limited to 15% of the unpaid balance of the debt after default and referral to an attorney not a salaried employee of the Holder, and no attorneys' fees shall be payable if the original amount financed does not exceed $300; and (g) warrants that this Loan is for business, commercial or agricultural purposes, and not for personal, family, or household purposes.

     In addition to all liens upon, and rights of setoff against, any moneys, securities, or other property of any of the Obligors given to Holder by law. Holder shall have a lien upon and a right of setoff against all moneys, securities and other property of any of the Obligors now or hereafter in the possession of, or on deposit with, Holder, whether held in a general or special account or deposit, for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to any Obligor, and the Bank shall have no liability with respect to any of Obligor's checks or other items that may be returned or other funds transfers that may not be made due to insufficient funds thereafter.

     The Borrower understands that the Bank may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which such participant or participants shall be given participations in the Loan and that such participation may from time to time similarly grant to other participants sub-participations in the Loan. The Borrower agrees that any participant and any subparticipant may exercise any and all rights of banker's lien or set-off, whether arising by operation of law or given to Holder by the provisions of this note with respect to the Borrower as fully as if such participant or subparticipant had made the Loan directly to the Borrower. For the purposes of this paragraph only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the principal of, and interest on, the Loan.

     No failure or delay on the part of Holder in exercising any right, power or privilege under this note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No modification, amendment or waiver of any provisions of this note shall be effective unless in writing and signed by a duly authorized officer of Holder, and then the same shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstances.

     Any provision of this note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     The provisions of this note shall inure to the benefit of the Holder, its successors and assigns, and shall be binding upon the heirs, successors and assigns of each Obligor except that no Obligor may assign or transfer his, her or its obligation hereunder without the written consent of Holder.

     All rights, powers and remedies of Holder under this note and now or hereafter existing at law, in equity or otherwise shall be cumulative and may be exercised successively or concurrently.

     The Loan Documents contain the entire understanding and agreement between the Borrower and the Holder with respect to the Loan and supersede any and all prior agreements, understandings, promises and statements with respect to the Loan. The note may not be modified, amended, or supplemented in any manner except by a written agreement executed by both the Borrower and the Holder.

     This note shall be construed in accordance with and governed by the laws of the State of Alabama.

     This agreement is executed under seal by the Borrower or each of them.

CAUTION--IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN
IT.

No. 0500 415868--                 EXTRA CHEESE, Inc.                   (SEAL)
- -----------------------------     -------------------------------------

Due May 1, 2000                   d/b/a PAPA JOHN'S PIZZA              (SEAL)
- -----------------------------     -------------------------------------

                                  BY:  /s/ ????                        (SEAL)
                                  -------------------------------------
                                      its President                    (SEAL)
                                  -------------------------------------
Form 500759 (bkF1; Rev. 3/95)     P. O. Box 611165, Birmingham, Al. 35261-1165

================================================================================

[LOGO FOR AMSOUTH}

April 3, 1996




Mr. Douglas S. Stephens, President
Extra Cheese, Inc.
P.O. Box 611165
Birmingham, Alabama  35261-1165


Dear Doug:

I am pleased to inform you that AmSouth Bank of Alabama (The Bank) has approved and commits to Extra Cheese, Inc. (The Borrower) a credit facility subject to the following terms and conditions:

Borrower:                    Extra Cheese, Inc. d/b/a Papa John's Pizza

Principal Amount:            $1,000,000

Purpose: Refinance existing debt with AmSouth Bank currently in the amount of $275,062.14 and expansion of Papa
                             John's franchise in Texas and Louisiana.

Rate:                        AmSouth prime plus 1/4% or a fixed rate of 8.00%
                             (please note that this fixed rate will remain effective for a period of 30 days).

Maturity:                    May 1, 2000

Principal & Interest
Payments:                    Principal payments of $20,000 plus interest shall
                             be due and payable monthly. The final installment
                             of any unpaid principal and interest will be due
                             May 1, 2000.

Prepayment:                  The loan will be subject to prepayment at any time
                             without premium or penalty.

Collateral:                  First priority lien on all assets now owned or
                             hereinafter acquired by Borrower.





Guarantors:     Bank shall require the guarantees of the Borrower's stockholders as follows:

                Guarantor                                  Maximum Guarantee
                ---------                                  -----------------
                Douglas S. Stephens                             $300,000
                Stephen P. Langford                             $300,000
                Richard F. Sherman                              $300,000
                Michael M. Fleishman                            $300,000
                Frank O. Keener                                 $300,000

                In addition, Bank shall also require the corporate guarantees of the following entities:

                .   Textra Cheese Corp.

                .   Twice the Cheese, Inc.

                .   Easy Cheese, LLC

                Furthermore, the above corporate entities shall be required to execute an agreement subordinating all stockholder loans to the Bank. Repayment of the principal portion of said stockholder loans shall be permitted without prior written consent of Bank, so long as Borrower is not in default of any one or more of its covenants as defined below.

Covenants:      1) Borrower to demonstrate, by December 31, 1995, and at all times thereafter, a minimum tangible net worth of at least
                $500,000; provided, however, that Borrower's tangible net worth shall be allowed to fall below $500,000 for a 90-day period between April 15, 1996, and July 15, 1996, in order to facilitate shareholder tax distributions. Tangible net worth shall be defined as total assets less intangibles, stockholder notes, or accounts receivable, affiliated company notes or accounts receivable minus total liabilities.

                2) Borrower shall demonstrate at its fiscal year-end a debt service coverage ratio of at least 2.5 times. Debt service coverage shall be defined as profit before tax plus depreciation and amortization divided by prior period end current maturities of long-term debt.

                3) Borrower shall not incur or otherwise become liable for any debt other than that incurred in the ordinary course of business, provided, however, that Borrower may incur up to $250,000 in debt provided that such debt is used exclusively for the acquisition of real estate parcels which will be used for development of Papa John's restaurants.

                             4) Borrower shall not guarantee, endorse, become surety for or otherwise in any way become or be responsible for the indebtedness or obligations of any other person or entity, provided however that Borrower may endorse or guarantee the leasehold obligations of affiliated companies.

OTHER TERMS AND
CONDITIONS:                  1) Effective with the Borrower's next fiscal
                             year-end, on or about 12/31/95. Borrower shall provided Bank with CPA compiled financial statements prepared by a firm acceptable to the Bank. In addition, Borrower to provide Bank with its quarterly company prepared financial state-ment within 30 days of quarter-end; its annual
                             CPA compiled statements within 90 days of fiscal year-end and its federal tax return within 30 days of filing.

                             2) Borrower shall require guarantors to provide Bank with annual financial statements. Such statement shall include contingent liabilities and income information.

                             3) Borrower shall agree to maintain all operating and payroll accounts with Bank.

                             4) Borrower agrees that any change in ownership, control, or key management without Bank's prior written consent shall, at Bank's sole discretion, constitute an event of default.

CONDITIONS TO
FUNDING: Prior to funding, the Bank shall have received duly executed all commitment letters, promissory notes, security agreements, financing statements, corporate resolutions, guarantees, and any other documentation required in connection with the loan.

NO MATERIAL
ADVERSE CHANGE:              This commitment is subject to the accuracy of all
                             information, representations, and materials submitted with or in support of the application for this loan. The commitment will no longer be valid if, in the Bank's sole judgement, there is any material adverse change in the condition or operations of the Borrower or any guarantor. This commitment contains the complete agreement between Bank and the Borrower with respect to the loan.

COST & EXPENSES:             Borrower shall pay all costs and expenses incurred
                             in connection with this loan including, without limitation, legal fees and expenses and recording costs.

Deadline to Closing:         If the terms and conditions of this commitment
                             letter are acceptable to you, please indicate so by signing and returning the original to us. This commitment shall expire on April 15, 1996, unless extended in writing by the Bank.

Sincerely,

AmSouth Bank of Alabama



By:
    --------------------------
Its:  Vice President
    --------------------------

Borrower understands and agrees that the covenants and other terms and conditions shall survive the execution of the promissory note contemplated hereby and shall continue throughout the duration of the indebtedness. Borrower further understands and agrees that a breach of a covenant or any other term or condition contained herein shall constitute an event of default authorizing the Bank to pursue its remedies under the promissory note contemplated herein.

The terms and conditions of this commitment letter are hereby agreed to and accepted this 5th day of April, 1996.

Extra Cheese, Inc.



By:   Doug Stevens
      ---------------------------------
Its:  President
      ---------------------------------
KDM/pm